- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        AMERICAN GREETINGS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        AMERICAN GREETINGS CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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- --------------------------------------------------------------------------------

                              AMERICAN GREETINGS
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 23, 1995

                               ---------------

  The Annual Meeting of Shareholders of American Greetings Corporation (the "Company") will be held at the Company's World Headquarters, One American Road, Cleveland, Ohio, on Friday, June 23, 1995, at 2:30 P.M., Cleveland time, to consider and act upon the following:

    (1) Electing four directors;

    (2) Approving the 1995 Director Stock Plan; and

    (3) Transacting such other business as may properly come before the meeting or any adjournments thereof.

  The World Headquarters may be entered from the private road off Memphis Avenue, or from American Road off Tiedeman Road. As you approach either the private road or American Road, there will be signs directing you to the meeting place.

  Only shareholders of record at the close of business on May 1,1995, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                                            JON GROETZINGER, JR.
                                                            Secretary

May 12, 1995





           YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITH-DRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                PROXY STATEMENT

GENERAL

  The Board of Directors of American Greetings Corporation (the "Board") has ordered solicitation of the enclosed proxy in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 23, 1995, at 2:30 P.M., Cleveland time, to consider and act upon matters specified in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

  The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. Besides solicitation by mail, solicitations may be made by personal interview, telephone and telegram by officers and other regular employees of the Company. Brokerage houses, banks and other persons holding shares in nominee names have been requested to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company will reimburse such persons for their reasonable expenses.

  Shareholders have cumulative voting rights in the election of directors, provided that a) any shareholder gives notice in writing to the Chairman, President, a Senior Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the meeting, that he or she desires that the voting at such election be cumulative, and b) an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is so invoked, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis. Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the enclosed proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes so as to elect the maximum number of Board nominees. If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy card for only those Board nominees for whom authority has not been withheld.

  Under Ohio law, unless the writing appointing a proxy otherwise provides, a shareholder, without affecting any vote previously taken, may revoke his proxy by a later proxy or by giving notice of revocation in writing or in an open meeting.However, your presence at the meeting by itself will not operate to revoke your proxy.

  Under Ohio law and the Company's Amended Articles of Incorporation and Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. Proposal 2 must be approved by a majority of the voting power of the Company's shares present in person or represented by proxy at the Annual Meeting. The withholding of a vote with respect to the election of any nominee for director or with respect to Proposal 2 will have the practical effect of a vote against that nominee or against Proposal 2. A broker non-vote with respect to any share will not effect the election of directors or passage of Proposal 2, since the share is not considered present for voting purposes.

  The mailing address of the Company's World Headquarters is One American Road, Cleveland, Ohio 44144. Copies of this Proxy Statement and forms of proxy will be first sent or given to shareholders on or about May 12, 1995.

VOTING SECURITIES AND RECORD DATE

  As of May 1, 1995, there are outstanding, exclusive of Treasury shares, which cannot be voted, 69,944,527 Class A Common Shares ("Class A Shares") entitled to one vote per share and 4,631,391 Class B Common Shares ("Class B Shares") entitled to ten votes per share upon all matters presented to the shareholders.Holders of such shares of record at the close of business on May 1, 1995, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

BOARD OF DIRECTORS

  The Board of Directors met six times during the fiscal year ended February 28, 1995 ("FY95"). In addition, the Board of Directors took action without a meeting on three occasions pursuant to Section 1701.54 of the Ohio Revised Code and the Regulations of the Company.

  The Board of Directors has standing Executive, Audit, Nominating and Compensation Committees.

  The Executive Committee has the same power and authority as the Board between meetings of the Board, except that it may not fill vacancies on the Board or on Committees of the Board. The Executive Committee met four times during FY 95. It also took action without a meeting thirteen times pursuant to Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company. Members included Irving I. Stone (Chairman of the Committee), Edward Fruchtenbaum, Albert B. Ratner and Morry Weiss.

  The Audit Committee is composed of directors who are not officers or employees of the Company.* The Committee has general powers relating to accounting, auditing and legal compliance matters. It recommends the selection of and monitors the independence of the Company's independent auditors. It reviews the audit plan, the results of the audit engagement and the activities of the Company's internal audit staff. It considers the audit and non-audit fees of the independent auditors and directs special investigations. It also reviews and monitors the Company's various legal compliance programs. Members included Scott S. Cowen (Chairman of the Committee), Jeanette S. Wagner, Harry
H. Stone and Abraham ZaIeznik. The Audit Committee met three times during FY 95.

  The Nominating Committee is composed of directors who are not officers or employees of the Company. The Committee makes recommendations to the Board regarding the size and composition of the Board and qualifications for membership. It recommends nominees to fill Board vacancies and new positions, as well as a slate of Board nominees for annual election by the shareholders. Members included Abraham ZaIeznik (Chairman of the Committee), Albert B. Ratner and Milton A. Wolf. The Committee did not meet during FY 95. The Committee would be pleased to consider written suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.

  The Compensation Committee is composed of directors who are not officers or employees of the Company.* The Committee reviews the compensation packages offered to the Company's officers generally and develops and administers the compensation plans for the Chairman and Chief Executive Officer and the President and Chief Operating Officer. The Committee also grants stock options to officers and certain key employees pursuant to the Company's stock option plans. Members included Albert B. Ratner and Harry H. Stone (Co-Chairmen of the Committee), Scott S. Cowen, Herbert H. Jacobs, Jeanette S. Wagner and Abraham ZaIeznik. The Committee met once during FY 95 and took action without a meeting twelve times during FY 95 pursuant to Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

  During FY 95 each director attended 75 percent or more of the aggregate of the meetings of the Board and the respective Committees on which they serve.





*Harry H. Stone is not an officer or employee of the Company, but is the brother of Irving I. Stone, Founder-Chairman.

SECTION 16 COMPLIANCE

  Under Section 16 of the Securities Exchange Act of 1934 ("Act"), the Company's directors and executive officers are required to report their initial appointment as directors or executive officers of the Company to the Securities and Exchange Commission ("SEC") within ten days of their appointment. This same group, along with holders of more than 10% of the Company's Common Shares, are required to disclose in a timely fashion changes in their holdings of Common Shares. To this end, the Company regularly reminds this group of their reporting obligation and assists them in making the required disclosure once the Company is notified that a reportable event has occurred.The Company is required to disclose in this Proxy Statement any failure by members of these groups to report within these time periods.

The grant of certain stock options under the Company's 1992 Stock Option Plan was erroneously omitted from the Form 5 filing of Henry Lowenthal with respect to the period ending February 28, 1994. A corrected Form 5 for Mr. Lowenthal was filed with the SEC on April 13, 1995.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is comprised of three classes of directors, each class having a three year term. Class III members are to be elected at the June 23,1995 Annual Meeting.

  It is proposed that, in accordance with the Company's Regulations, the number of Class III directors be fixed at four.

  It is proposed that the shareholders elect the nominees named below, each of whom is currently a director of the Company. The term of office to be served by each nominee in Class III, if elected, will be three years, until the 1998 Annual Meeting, or until his successor is duly elected and qualified.

  All Class III directors have agreed to stand for reelection.

  The following is biographical information as of May 12, 1995, including business experience during at least the past five years, with respect to each nominee for election as a director and for the other six directors whose terms will continue after the Annual Meeting.

NOMINEES FOR ELECTION TO TERM EXPIRING IN 1998

(Class III)

Scott S. Cowen (48)

    Director (1989), Chairman of the Audit Committee, member of the Compensation Committee

    Dr. Cowen's principal occupation is Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of Premier Industrial Corporation (an industrial distributor of electronic components, fire fighting equipment and vehicle repair products); FabriCenters of America, Inc. (a specialty store retailer); Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale); LDI Corporation (computer leasing); and Society National Bank (commercial and consumer banking services).

Edward Fruchtenbaum (47)

    Director (1990), President and Chief Operating Officer, member of the Executive Committee

    Mr. Fruchtenbaum is President and Chief Operating Officer of the Company, a position he has held since March 1, 1992. From 1986 to January, 1990, Mr. Fruchtenbaum served as Vice President-Marketing Administration, Group Vice President-Sales, Marketing and Creative, and Senior Vice President-Marketing for the Company. From January 1, 1990, until February 29, 1992, he served as President of the U.S. Greeting Card Division of the Company.

Irving I. Stone (86)

    Director (1944), Founder-Chairman, Chairman of the Executive Committee

    Mr. Stone's principal occupation is Founder-Chairman of the Company and Chairman of the Executive Committee. He also serves as a director of Artistic Greetings Incorporated (specialty mail order) and Liberty Mutual Insurance Company (a health and life insurance company). (1) (2)

Milton A. Wolf (70)

    Director (1981), member of the Nominating Committee

    Dr. Wolf served as U.S. Ambassador to Austria and received a Ph.D. in Economics from Case Western Reserve University. His principal occupation is President of Milton A. Wolf Investors (private investments) and Chairman of Zehman-Wolf Management, Inc. (a property management company). He serves as a director of Huntington Bancshares, Inc. (a bank holding company) and is a trustee of Town and Country Trust (a publicly held real estate investment trust).

VOTE REQUIRED. The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR THE ADOPTION OF THIS PROPOSAL.
                       ---
Proxies solicited by the Board of Directors will be so voted unless shareholders specify to the contrary in their proxies or specifically withhold their vote for particular nominees.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 1996

(Class I)

Herbert H. Jacobs (72)

    Director (1984), member of the Compensation Committee

    Dr. Jacobs' principal occupation is the management of his private investments. He is a real estate developer and a consultant to various companies, including the Company.

Jeanette Sarkisian Wagner (65)

    Director (1990), member of the Audit and Compensation Committees

    Mrs. Wagner's principal occupation is President and Chief Executive Officer of Estee Lauder International, Inc., the largest subsidiary of Estee
    Lauder Inc. Mrs. Wagner's career at Estee Lauder has included marketing and general management assignments domestically and internationally. As President of Estee Lauder International, Inc., Mrs. Wagner heads an organization that markets the Aramis, Clinique, Estee Lauder, Origins and Prescriptives brands, and manages affiliate sales operations in thirty-two countries, and over 50 distributors and duty-free operations. She also serves as a director of Stride Rite Corporation (manufacturer of footwear)

Morry Weiss (55)

    Director (1971), Chairman and Chief Executive Officer, member of the Executive Committee

    Mr. Weiss' principal occupation is Chairman and Chief Executive Officer of the Company. He also serves as a director of National City Bank - Cleveland (bank/financial institution), National City Corporation (holding company of National City Bank - Cleveland and other banks), Syratech Corporation (a holding company for Wallace International, a distributor of silver and stainless flatware and hollowware) and is a member of the advisory board of Primus Venture partners (equity investor in companies requiring growth capital). He also serves as a director of Artistic Greetings Incorporated (specialty mail order). (1) (2)

CONTINUING DIRECTORS WITH TERM EXPIRING IN 1997

(Class II)

Albert B. Ratner (67)

    Director (1979), Co-Chairman of the Compensation Committee, member of the Executive and Nominating Committees

    Mr. Ratner's principal occupation is Chief Executive Officer, Vice Chairman and a director of Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale) and an officer of its various subsidiary companies. (3)

Harry H. Stone (77)

    Director (1944), Co-Chairman of the Compensation Committee, member of the Audit Committee

    Mr. Stone's principal occupation is President of The Courtland Group, Inc. (investments, property, and business development and management). (1)

Abraham Zaleznik (71)

    Director (1988), Chairman of the Nominating Committee, member of the Audit and Compensation Committees

    Dr. Zaleznik's principal occupation is Matsushita Professor of Leadership Emeritus at the Harvard University Graduate School of Business Administration. Dr. ZaIeznik also performs consulting services. He is a director of Ogden Corporation (various service businesses), Timberland, Inc. (a manufacturer of shoes and various apparel items), Le Chateau Stores, Ltd. (specialty retailing) and TJX Co. (specialty retailing).

DIRECTOR EMERITUS

Frank E. Joseph (91)

    Director Emeritus (1991); Director (1944-1991)

    Mr. Joseph is retired, but has served as an advisor to various corporations and foundations. Prior to retirement, he was a partner in the law firm of Jones, Day, Reavis & Pogue.

- -----------------
    (1) Irving I. Stone and Harry H. Stone are brothers. Irving I. Stone is the father-in-law of Morry Weiss.

    (2) The Company owns an interest of approximately 38% in Artistic Greetings Incorporated.

    (3) The Company rents retail store space in various shopping centers from Forest City Rental Properties Corporation (which is a wholly-owned subsidiary of Forest City Enterprises, Inc.) and from Albert B. Ratner's family.

        DIRECTORS' COMPENSATION Messrs. Cowen, Jacobs, Ratner, Wolf and ZaIeznik and Mrs. Wagner each received $30,000 for serving on the Board of Directors during FY 95. Frank Joseph received $20,000 as Director Emeritus during FY 95. None of Irving Stone, Morry Weiss or Edward Fruchtenbaum received fees for serving on the Company's Board of Directors during FY 95. In addition, Dr. Jacobs was paid $150,729 during FY 95 for consulting services. The Company reimburses directors for expenses incurred in connection with attendance at Board and committee meetings.

        EXECUTIVE OFFICERS' COMPENSATION

           The following table shows, for each of the last three fiscal years, the compensation of the Company's Chairman and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at February 28, 1995.

                                                    SUMMARY COMPENSATION TABLE
                                                                            LONG TERM
                                     ANNUAL COMPENSATION                   COMPENSATION
                               --------------------------------  ----------------------------------
                                                                         AWARDS             PAYOUTS
                                                        OTHER    ----------------------    --------
                                                        ANNUAL   RESTRICTED  SECURITIES      LTIP    ALL OTHER
     NAME AND                                           COMPEN-    STOCK     UNDERLYING     PAYOUTS   COMPEN-
  PRINCIPAL POSITION     YEAR    SALARY       BONUS      SATION  AWARDS($)   OPTIONS(#)     ($) (2)   SATION(3)
- ----------------------   ----  --------    ---------    -------  --------    ----------     -------   ---------

Morry Weiss,             1995  $500,000     $470,000(1)    $  0     $   0            0      $240,000   $25,750
Chairman and             1994   500,000      470,000          0         0            0      $360,000    18,521
Chief Executive Officer  1993   500,000      470,000          0         0       18,000             0    17,973

Irving I. Stone,         1995  $ 40,000     $228,136(4) $45,915(5)  $   0            0      $252,000   $     0
Founder-Chairman         1994    40,000      250,242(4)  45,091(5)      0            0      $378,000         0
and                      1993    40,000      210,000     44,574(5)      0       18,000             0         0
Chairman of the
Executive Committee

Edward Fruchtenbaum,     1995  $370,000(6)  $168,000       $  0     $   0            0      $168,000   $20,560
President and Chief      1994   370,000(6)   168,000          0  $562,500(7)         0      $252,000    18,521
Operating Officer        1993   370,000(6)   168,000          0   240,000(7)    18,000             0    17,973

Erwin Weiss,             1995  $252,979     $ 73,012       $  0     $   0            0      $ 73,605   $22,037
Senior Vice President    1994   239,583       89,289          0         0            0      $109,424    18,521
                         1993   193,750       73,238          0         0       10,000             0    17,973

William Mason,           1995  $224,057(8)  $112,541(9)    $  0     $   0            0      $ 76,537   $21,283
Senior Vice President    1994   204,188(8)   103,196(9)       0         0            0      $104,960    18,521
                         1993   167,500       70,350          0         0       10,000             0    17,973

        -------------
             (1) Includes $230,000 of annual incentive compensation described more fully below in the section captioned "Chief Executive Officer Compensation".

             (2) Represents payout of three year bonus tied to the Company's performance during FY 92, FY 93 and FY 94.

             (3) Reflects amounts contributed by the Company under the
                 Retirement Profit Sharing and Savings Plan as well as the Executive Deferred Compensation Plan.

             (4) Amounts in excess of $210,000 represent a discretionary bonus granted by the Company to Mr. Stone.

             (5) The Company purchases an insurance policy for Irving Stone that carries a $500,000 death benefit. Mr. Stone's compensation has been increased to include an amount equal to the premium deduction and the resulting tax effect of that increase.

                                       7

    (6) Includes $20,000 per year representing forgiveness of a portion of a loan from the Company to Mr. Fruchtenbaum, as more fully described below in the section of this Proxy Statement captioned "Certain Relationships and Related Transactions".

    (7) See discussion of restricted stock awards under Mr. Fruchtenbaum's employment agreement in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Long-Term Equity-Based Incentive Compensation" on page 12. The value of all restricted stock held by Mr. Fruchtenbaum at the end of FY 95 was $851,875. The number of shares of restricted stock held by Mr. Fruchtenbaum at the end of FY 95 was 29,000. Mr. Fruchtenbaum receives dividends only with respect to the 11,000 restricted Class A Shares that had vested as of the end of FY 95.

    (8) Reflects the retroactive effect (to June 1, 1993) of Mr. Mason's April, 1994, merit increase.

    (9) Reflects the retroactive effect (to June 1, 1993) of the special
        $25,000 annual payment paid by the Company pursuant to Mr. Mason's employment agreement with the Company. This payment is in addition to the One Year Bonus and Three Year Bonus discussed in the section of this Proxy Statement captioned "Executive Bonus Plans".


EMPLOYMENT AGREEMENTS. The Company has an employment agreement with each executive officer named in the Summary Compensation Table on page 7 (other than Messrs. Irving I. Stone and Morry Weiss). Mr. Fruchtenbaum's agreement, initially dated May 18, 1992, as thereafter amended, provides for a three year term, which is renewed on a rolling basis for subsequent three year terms. In FY 95, Mr. Fruchtenbaum received an annual base salary of $350,000 and was eligible for the bonus amounts more fully described in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Executive Bonus Plans" and restricted stock awards more fully described under the heading of the Report entitled "Long-Term Equity-Based Incentive Compensation". Mr. Fruchtenbaum's agreement provides that if he is involuntarily terminated, he is entitled to his annual base salary at the time of such termination for three years after such termination.

  The agreements with Erwin Weiss and William Mason, dated July 1, 1984, are for indefinite terms and contain certain confidentiality and non-competition covenants on the part of the employees. Erwin Weiss' agreement provides for minimum annual compensation of $60,000. William Mason's agreement provides for minimum annual compensation of $68,682 as well as an additional annual $25,000 payment. Each of these agreements provides that if the Company terminates the employee's employment, the employee will continue to receive his salary at the time of such termination for not less than three months nor greater than twelve months after such termination. The number of months that such salary will continue to be paid is determined on the basis of one-half month for each year of service. As of the end of FY 95, Erwin Weiss was credited with 18 years of service and William Mason was credited with 25 years of service with the Company.

DEFERRED COMPENSATION PROGRAM. The Company permits officers and senior management to defer all or a stated amount or percentage of their compensation. A participant in this program will be paid the deferred compensation within 30 days after the date on which the earliest of many of the following events occur, as applicable: (i) expiration of the participant's deferral period, (ii) the participant's separation from the Company, or (iii) an unforeseen emergency. In addition, for FY 95 the Company contributed a restoration benefit under the program to restore retirement benefits lost due to the limitations of Internal Revenue Code Sections 401(a) (17), 401(k) (3) and 415.

INDEMNIFICATION. Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers in the defense of any civil, criminal, administrative or investigative proceedings and the purchase of insurance against any liability asserted against them in such capacity. Article IV of the Regulations of the Company provides for indemnification in terms consistent with the statutory authority. The Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries.

OPTION GRANTS. No options were granted to the executive officers named in the Summary Compensation Table on page 7 during FY 95. The Company does not have a stock appreciation rights plan.

OPTION EXERCISES AND FISCAL YEAR-END VALUES. Shown below is information with respect to exercised and unexercised options to purchase the Company's Class A and Class B Common Shares granted to the named executive officers in prior years under the Company's various stock option plans approved by shareholders and subject to applicable law:

                     OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR END
                                 OPTION VALUES

                                                     NUMBER OF
                                                     SECURITIES         VALUE OF
                                                    UNDERLYING        UNEXERCISED
                                                    UNEXERCISED      IN-THE-MONEY
                                                     OPTIONS AT        OPTIONS AT
                                                       FISCAL            FISCAL
                                                    YEAR-END (#)     YEAR-END ($)(1)
                                                  -----------------  -----------------
                      SHARES
                    ACQUIRED ON      VALUE         EXERCISABLE (E)    EXERCISABLE (E)
      NAME          EXERCISE (#)   REALIZED ($)   UNEXERCISABLE (U)  UNEXERCISABLE (U)
- ----------------    ------------  --------------  -----------------  -----------------

Morry Weiss,             0              0           282,000(E)        $5,939,156(E)
Chairman and                                        264,000(U)        $5,756,894(U)
Chief Executive
Officer

Irving I. Stone,         0              0            27,000(E)        $  273,375(E)
Founder-Chairman                                      9,000(U)        $   91,125(U)
and
Chairman of the
Executive Committee

Edward Fruchtenbaum,     0              0            22,090(E)        $  239,510(E)
President and Chief                                   9,000(U)        $   91,125(U)
Operating Officer

Erwin Weiss,             0              0            32,300(E)        $  469,603(E)
Senior Vice President                                 6,500(U)        $   68,156(U)

William Mason,           0              0            16,500(E)        $  169,406(E)
Senior Vice President                                 6,500(U)        $   68,156(U)

- -----------
    (1) Represents the difference between the option exercise price and the closing price of the Company's Class A Common Shares as reported on the NASDAQ National Market System on February 28, 1995 ($29.375) times the corresponding number of shares.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. A description of the Company's Supplemental Executive Retirement Plan can be found in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Supplemental Executive Retirement Plan". At the end of FY 95, the named executive officers qualified under the Plan included Morry Weiss, Edward Fruchtenbaum, Erwin Weiss and William Mason. Irving I. Stone was not qualified under the Plan. The total liability recorded by the Company under this Plan at the end of FY 95 was $12,659,710. During FY 95, retired officers received benefits under the Plan aggregating $617,631. Based upon estimates predicated upon present compensation, at age 65 Morry Weiss will receive $143,584 annually, Edward Fruchtenbaum will receive $74,490 annually, Erwin Weiss will receive $47,204 annually and William Mason will receive $49,393 annually.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Albert Ratner serves as Co-Chairman of the Compensation Committee with Harry H. Stone who is a former Executive Vice President of the Company. The Company rents retail store space in various shopping centers from Forest City Rental Properties Corporation (which is a wholly-owned subsidiary of Forest City Enterprises, Inc., of which Albert Ratner is Chief Executive Officer, Vice Chairman and a director) and from Albert Ratner's family, upon terms comparable to those that would be generally available from unrelated parties. During FY 95, the Company paid a total of $761,932 to Forest City Rental Properties Corporation for retail store space.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors ("Committee") establishes, reviews and administers compensation plans for the Chairman and Chief Executive Officer and President and Chief Operating Officer. The Committee consists entirely of directors who are not officers or employees of the Company and who are not eligible to participate in many of the executive compensation plans that the Committee reviews. Among other duties, it also reviews the compensation programs for other executive and non-executive officers of the Company established and administered by the Chairman and Chief Executive Officer.

STATEMENT ON PHILOSOPHY OF EXECUTIVE COMPENSATION.

  The Company's compensation philosophy reflects its belief that the compensation of its executive and non-executive officers should (i) provide a compensation program that motivates officers to achieve their strategic goals by tying an officer's compensation to the performance of the Company and applicable business units, as well as to individual performance, (ii) provide compensation reasonably comparable to that offered by other leading companies to their Chief Executive Officers and Chief Operating Officers so as to attract and retain talented executives, and (iii) align the interests of its executives with the long-term interests of the Company's shareholders through the award of stock options and other stock-related programs. The Company's philosophy is to pay its officers fairly, which may include offering certain executive officers total annual compensation exceeding $1,000,000. The compensation packages offered to the Chairman and Chief Executive Officer and to the President and Chief Operating Officer, respectively, are based in large part on the recommendations of an outside consulting firm, but are also based on factors that are not easily measured, such as leadership and strategic foresight. The consulting firm prepared a study which reviewed the compensation of executives at companies with revenues similar to the Company's (hereafter, the "Compensation Study").The group of companies reflected in the Compensation Study was not necessarily the same group of peer companies set forth in the Performance Graph on page 15.

IMPLEMENTATION OF PHILOSOPHY.

  The Company's executive compensation plans include base salary, one and three year cash bonuses, a supplemental executive retirement plan, stock options and restricted stock, and a retirement profit sharing plan.

BASE SALARY.

  Base salaries are established based upon the responsibilities and description of a given position and a comparison of compensation levels of similar positions in comparable companies gathered from compensation surveys and the recommendations of outside compensation consulting firms. The Company's base salaries for executives are generally slightly below the median of companies with comparable revenues. Individual performance reviews are generally conducted at least annually and are used in conjunction with the salary range for a given position in determining if any increase in base salary is merited. Such increases in FY 95 were based on the individual's performance as well as increases described in third party compensation studies (other than the Compensation Study referred to above), achievement of the Company's profit goals and return on invested capital.

EXECUTIVE BONUS PLANS.

  One Year Bonus - The Company has a one year bonus plan for officers and certain key employees. Under the plan, the Board of Directors establishes goals based on earnings targets set by the Board for the fiscal year as to the Company as a whole and for each division and subsidiary. These goals are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position. It is the Board's belief that such earnings targets are the best measure of the Company's performance. One or more of the profit goals are then assigned each participant as a target profit goal, based upon which the participant is assigned a target bonus. In no instance may a participant's target bonus exceed 48 percent of his base salary. If the participant's business unit achieves the target goal or goals, he is paid a cash bonus equal to his target bonus. If the performance is above the target profit goal by a percentage not more than 10 percent, or below the target profit goal by a percentage not more than 20 percent, the cash bonus is increased or decreased by a percentage equal to twice the excess or shortfall. If the performance is less than 80 percent of the target profit goal, the Company pays no bonus; if it is greater than 110 percent of the target profit goal, the bonus remains at 120 percent of the target bonus. In FY 95, all of the executive officers named in the Summary Compensation Table received all or substantially all of the target bonus for which they were eligible. The Chief Executive Officer's bonus was equal to 48 percent of his annual base salary.

  Executive Bonus Plan - The Company also has an Executive Bonus Plan under which certain officers selected by the Board of Directors, in its discretion, may receive for each fiscal year a bonus computed by applying against their basic salaries at the end of such year the percentage by which net profits of the Company (before income taxes and certain charges) exceed $1,100,000. In FY 95, the Company had net profits of $148,792,000. During FY 95, Irving I. Stone was the only participant in the Plan and waived his entitlement to all but $210,000 of the amount that he earned under the Plan.

  Three Year Bonus - The Company has a three year bonus plan for officers and certain key employees. Under this plan a special cash bonus ("Special Bonus") equal to the sum of 100% of the one year unadjusted bonus for three years ("Base Bonus") is payable if the profit goals established by the Board of Directors for the three year bonus plan are achieved. If they are achieved in only two of the three fiscal years, then the Special Bonus to be paid is 60% of the Base Bonus and if achieved in only one fiscal year, the Company pays no Special Bonus under the plan. The profit goals for FY 95, FY 96 and FY 97 were established by the Board in January, 1994, and the new plan was actually implemented at the start of FY 95.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

  The Supplemental Executive Retirement Plan provides that a participant in the Plan who retires at age 65 with twenty (20) years of service with the Company will receive up to 20 percent of final average compensation annually for life. Final average compensation is defined as the average of the two highest years of annual compensation during the officer's employment. Annual compensation is defined as annual base compensation plus the bonus that would have been paid under the Executive One Year Bonus Plan if the participant had achieved 100% of his or her target profit goal. Under the Plan, a lesser amount will be payable in the event of early retirement. Benefits are not subject to any deduction for Social Security or other offset amounts. Benefits under the Plan will be payable to the officer's beneficiary, in the event of death, until a total of 180 monthly payments have been made to both the officer and beneficiary.

LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION.

  The Company's long-term equity-based incentive compensation programs consist of stock options, stock in lieu of cash bonuses and restricted stock, thereby tying executive compensation directly to shareholder return. An executive benefits if the price of the Company's shares increases. In addition, since the right to exercise options and rights in restricted stock vest over a four and five year period, respectively, the program creates an incentive for an executive to remain with the Company.

  Under the stock option plan officers and key employees of the Company and its subsidiaries are awarded stock options by the Committee to purchase Class A or Class B Shares of the Company.The options are granted at 100 percent of fair market value at the close of business on the last business day preceding the date of grant and generally expire not later than ten years (or ten years and three months in the case of certain options for Class B Shares granted to Morry Weiss) from the date of grant. In general, each option may be exercised to the extent of 25 percent of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing three anniversary dates. Options granted to Morry Weiss on January 25, 1988, are exercisable to the extent often percent of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing nine anniversary dates. The number of share options granted depends upon the level of the position and has generally been consistent with the number of options previously granted with respect to the position. The Company has no policy regarding annual option grants, but instead grants options upon (i) the creation of a new stock option plan; (ii) the hiring of a new key manager; and
(iii) the promotion of an existing key manager.

  Restricted stock grants have been awarded to the President and Chief Operating Officer to retain him, incentivize his long-term performance and further align his equity interests with those of other shareholders. The number of annually granted shares is consistent with the Compensation Study.

  COO RESTRICTED STOCK PLAN. Under this Plan, the COO was granted 5,000 of the Company's Class A Shares on February 28, 1993, and an additional 10,000 of the Company's Class A Shares on June 1, 1993. These two grants (collectively, the "1993 Grant") became 9,000 and 20,000 shares respectively, as a result of the Company's September 10,1993 2-for-1 stock split. (One thousand shares of the 5,000 share grant vested prior to the stock split.) The 1993 Grant vests pursuant to the terms of the COO's employment agreement with the Company based in part on the Company's achievement of its profit goals. Dividends and voting rights attach only to vested shares.

  On February 29, 1996, and on each third anniversary (February 28th or 29th) thereafter during the term of the COO's employment agreement with the Company, the Company will grant the COO a block of 30,000 Class A or Class B shares, all or part of which block will vest ratably (on an annualized basis) over a period of five years (each grant, a "Three Year Grant"). Full vesting of each Three Year Grant is dependent on whether the Company achieves its consolidated pre-tax profit goal For each year of the three years in the Three Year Grant period that the Company fails to achieve its pre-tax profit goal (which is the same profit goal used to calculate the Annual Bonus), 4,000 of the shares granted under the Three Year Grant will lapse and therefore be unavailable to the COO.

  Mr. Fruchtenbaum's employment agreement is more fully discussed in the section of this Proxy Statement captioned "Employment Agreements" on page 8.

RETIREMENT PROFIT SHARING AND SAVINGS PLAN.

  Under the Retirement Profit Sharing and Savings Plan in FY 95, the Company contributed to a profit sharing trust eight percent of net profits (before income taxes and certain income and expenses) of the Company and participating subsidiaries. While the directors may authorize additional contributions, no additional contribution was authorized for FY 95. The contribution is allocated to the accounts of the participants upon the basis of their credited compensation. Mr. Irving I. Stone is no longer participating in this Plan. It is impossible to estimate the annual benefits that many participant may be entitled to receive under the Plan upon retirement since the amount of such benefits will depend upon a number of factors including, among other things, future net profits, the future credited compensation of the participants and the future net income of the trust fund. In addition, the Plan allows employees to have contributions made on their behalf through reduction in their salaries as permitted under Section 401(k) of the Internal Revenue Code. In FY 95, the Company matched 25% of the first six percent of compensation deferred by an employee (subject to IRS limitations), since the Company achieved at least 80% of its profit goal. For the investment of all contributions under the Plan, the Plan provides for a Company Stock fund, which is invested in Common Shares of the Company, as well as the following mutual funds: Vanguard Money Market Reserves Prime Portfolio, Vanguard/Wellington Fund, Vanguard Index Trust-500 Portfolio, Vanguard/Primecap Fund, and Vanguard Bond Index/IC Fund.

CHIEF EXECUTIVE OFFICER COMPENSATION.

  Morry Weiss has served as Chairman and Chief Executive Officer of the Company since March 1, 1992. His compensation plan includes a base salary, one and three year bonuses, stock options and additional annual incentive compensation consisting of $230,000 in cash or the Company's Class A or Class B Common Shares, at Mr. Weiss' election, awarded at the end of each fiscal year in which the Company achieves its annual goal, as approved by the Board near the start of each fiscal year. The Company's total annual profit goal for FY 95 was achieved. The program has remained generally the same since it was established by the Board in 1992, based on the Compensation Study. It can be reviewed every three years, and the Compensation Committee and Board are currently reviewing the program for FY 96-98.

  In fixing his base salary and target bonus levels, as well as in determining the number of stock options granted to Mr. Weiss, the Committee and the Board reviewed the performance of both the Company and Mr. Weiss, as well as the Compensation Study. Based on the Compensation Study, Mr. Weiss' total compensation in 1992 (the first full year in which the Compensation Study recommendations were implemented) was below the median compensation of CEOs in the Compensation Study.

  Mr. Weiss received a base salary of $500,000 plus bonuses of $470,000 in FY
95. The Committee concluded that Mr. Weiss' outstanding performance warranted his FY 95 compensation. The Company's FY 95 performance was record-setting. Net sales, pre-tax income, net income and earnings per share were all at historic highs. Before the cumulative effect of accounting changes, net sales were up 5.6 percent over the prior year, pre-tax income increased 8.5 percent, net income was up 13.7 percent and earnings per share stood at $2.00, up from $1.77 a year ago.

IMPACT OF SECTION 162 OF THE INTERNAL REVENUE CODE.

  The Revenue Reconciliation Act of 1993 amended Section 162 of the Internal Revenue Code to eliminate the deductibility of certain compensation over $1,000,000 paid to the chief executive officer and other named executive officers. In 1994, the Company's shareholders approved compensation plans for the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer that allow the Company to deduct for tax purposes amounts in excess of $1,000,000 that are performance based and that are payable to each individual under those plans.

SUMMARY.

  The Committee will continue to review the Company's executive compensation programs to assure that such programs are consistent with the objective of increasing shareholder value.

         Albert B. Ratner (Co-Chairman)   Harry H. Stone (Co-Chairman)
                               Scott S. Cowen
                               Herbert H. Jacobs
                               Jeanette S. Wagner
                               Abraham ZaIeznik

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  The following line graph compares the yearly percentage change of the cumulative total shareholder return on the Company's Class A Shares against the cumulative total return of the S&P 500 Composite Index and the S&P Miscellaneous Index for the five fiscal years ending February 28, 1995. The Company believes that it cannot reasonably identify a published index or a peer group of companies that are in a similar line of business. However, the S&P Miscellaneous Index is a published index, comprised of companies in lines of business that are not readily identified with other published indices, that includes American Greetings.

  Shareholder returns assume $100 was invested in each of the Company's Class A Shares, the S&P 500 Composite Index and the S&P Miscellaneous Index at February 28, 1990, and that all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG AMERICAN GREETINGS CORPORATION, THE S&P 500 INDEX
                        AND THE S&P MISCELLANEOUS INDEX

      AMERICAN
     GREETINGS  S&P         S&P
       CORP.    500     MISCELLANEOUS
2/90    100     100         100
2/91    123     115         110
2/92    142     133         127
2/93    163     152         147
2/94    193     164         159
2/95    207     174         171

                      (Fiscal years ended February 28/29)

 [] AMERICAN GREETINGS CORP.            - S&P 500       o S&P MISCELLANEOUS


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On March 1, 1990, the Company made a ten year loan of $200,000 to Edward Fruchtenbaum, President and Chief Operating Officer of the Company, under a Loan Agreement and Promissory Note, at ten percent (10%) simple interest per annum based on the principal balance on March 1 during each year of the ten year term. The Company agreed to forgive $20,000 of principal at the end of each fiscal year during such term, beginning February 28, 1991. The Company also agreed to forgive the entire remaining principal balance, plus accrued interest, if and when Mr. Fruchtenbaum dies, becomes totally disabled, is terminated either by the Company or as a result of a change in control of the Company, or retires or terminates his employment as mutually agreed by the Company and Mr. Fruchtenbaum. If he terminates his employment without the Company's consent, Mr. Fruchtenbaum has promised to repay the then current principal balance, plus accrued interest as of the beginning of the applicable fiscal year. The principal balance as of March 1, 1995, was $100,000.

  The Company has a consulting arrangement with Dr. Herbert H. Jacobs who serves on the Company's Board of Directors. Dr. Jacobs performs consulting services for the Company on a project-by-project basis, and invoices the Company for his fees on a per diem basis. Dr. Jacob's consulting arrangement does not provide for a fixed term of engagement.

SECURITY OWNERSHIP OF MANAGEMENT

  At the close of business on February 28,1995, the non-employee directors, the executive officers named in the Summary Compensation Table and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of the Common Shares of the Company as set forth in the following table:

                                                                            PERCENT
                                                  AMOUNT AND NATURE         OF CLASS
         NAME                 TITLE OF CLASS     OF BENEFICIAL OWNERSHIP  OUTSTANDING
- ----------------------      ----------------   -------------------------  -----------
NON-EMPLOYEE DIRECTORS

Scott S. Cowen              Class A Common           800                        -
                            Class B Common            --                       --

Herbert H. Jacobs           Class A Common           200                        -
                            Class B Common            --                       --

Albert B. Ratner            Class A Common        20,040                     0.03
                            Class B Common            --                       --

Harry H. Stone              Class A Common           962                        -
                            Class B Common        40,604 (1)                 0.88

Jeanette S. Wagner          Class A Common           200                        -
                            Class B Common            --                       --

Milton A. Wolf              Class A Common         6,800                     0.01
                            Class B Common            --                       --

Abraham B. Zaieznik         Class A Common           400                        -
                            Class B Common            --                       --

DIRECTOR EMERITUS

Frank E. Joseph             Class A Common        30,320                     0.04
                            Class B Common        40,500                     0.88

EXECUTIVE OFFICERS

Irving I. Stone*            Class A Common            --                        --
                            Class B Common     2,003,964 (1)(2)(3)           43.30

Morry Weiss*                Class A Common           110 (4)                     -
                            Class B Common       608,803 (1)(2)(4)(5)        13.15

Ed Fruchtenbaum*            Class A Common         4,205 (2)                     -
                            Class B Common            -- (2)                    --

Erwin Weiss                 Class A Common            -- (2)                    --
                            Class B Common         5,124 (2)                  0.11

William Mason               Class A Common         1,060 (2)                     -
                            Class B Common            -- (2)

All directors and officers  Class A Common        87,054 (2)(4)               0.12
as a group (21 persons      Class B Common     2,709,713 (2)(3)(4)(5)(6)     58.55
including the above)

* Also serves as a director of the Company

- - less than 0.01% of class outstanding





                                       16

- -------------
(1) These shares are subject to a Shareholders' Agreement dated November 19, 1984, which provides that shareholders who are parties thereto will offer Class B Shares to the other signatory shareholders and then to the Company before transferring Class B Shares outside of a group consisting of certain family members, family trusts, charities and the Company. The Shareholders' Agreement terminates on December 31, 2014, unless extended.

(2) Excludes the following shares for the following individuals, who under Rule 13d-3 of the Securities Exchange Act are deemed to be the beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:


    Irving I. Stone          Class B Shares       27,000      (0.58%)

    Morry Weiss              Class B Shares      282,000      (6.09%)

    Edward Fruchtenbaum      Class A Shares        4,090       -
                             Class B Shares       18,000      (0.39%)

    Erwin Weiss              Class A Shares       17,300      (0.20%)
                             Class B Shares       15,000      (0.32%)

    William R. Mason         Class A Shares        1,500       -
                             Class B Shares       15,000      (0.32%)

    All Directors and        Class A Shares       34,400      (0.05%)
    officers as a group      Class B Shares      439,590      (9.50%)

(3) Excludes 200,000 Class B Shares (4.37%) held by the Irving I. Stone Support Foundation.

(4) Excludes the following shares which under Rule 13d-3 of the Securities Exchange Act are deemed to be beneficially owned: 2,958 Class A Common Shares (less than 0.01%) and 8,693 Class B Shares (0.19%) held for the benefit of certain officers, including 2,022 Class A Shares (less than 0.01%) and 5,942 Class B Shares (0.13%) held for the benefit of Morry Weiss, as participants in the American Greetings Retirement Profit Sharing and Savings Plan. Each officer has voting power with respect to the shares allocated to his or her account, but such officers do not have the dispositive power or right to acquire ownership of those shares within 60 days.

(5) Excludes 170,580 Class B Shares (3.69%) owned by Mr. Weiss' wife and children. Mrs. Weiss and the children are parties to the Shareholders' Agreement. Mr. Weiss disclaims beneficial ownership of these shares.

(6) Certain of these shares are subject to the Shareholders' Agreement discussed in note 1 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents certain information regarding shareholders who are known to the Company to be beneficial owners of more than 5% of any class of the Company's voting securities as of the close of business on May 1, 1995.

                                                                           PERCENT
                                                  AMOUNT AND NATURE        OF CLASS
         NAME                 TITLE OF CLASS     OF BENEFICIAL OWNERSHIP  OUTSTANDING
- -----------------------     ---------------- ---------------------------- -----------
Irving I. Stone             Class A Common     --                              --
One American Road           Class B Common   2,003,964(1)(2)(3)             43.27
Cleveland, Ohio

Morry Weiss                 Class A Common         145(4)                       -
One American Road           Class B Common     616,501(1)(2)(4)(5)          13.32
Cleveland, Ohio

American Greetings          Class A Common     452,556(6)                    0.65
Retirement Profit Sharing   Class B Common   1,140,350(6)                   24.62
and Savings Plan
Vanguard Fiduciary Trust Company
Vanguard Financial Center
300 Vanguard Boulevard
Malvern, Pennsylvania

Mellon Bank NA              Class A Common   4,954,626                       7.08
One Mellon Center           Class B Common          --
Pittsburgh, Pennsylvania

- --------------
 - less than 0.01% of class outstanding

    (1) These shares are subject to a Shareholders' Agreement. See footnote (1) to the table under "Security Ownership of Management" above. As a party to the Shareholders' Agreement and a Trustee under Irving I. Stone's revocable trust, Morry Weiss' wife, Judith S. Weiss, may be deemed to be a beneficial owner of more than five percent of the Class B Shares. Similarly, as parties to the Shareholders' Agreement, Harry H. Stone and each of Mr. Weiss' children (Gary, Jeffrey, Zev and Elie) may be deemed to be a beneficial owner of more than five percent of the Class B Shares.

    (2) See footnote (2) to the table under "Security Ownership of Management".

    (3) See footnote (3) to the table under "Security Ownership of Management".

    (4) See footnote (4) to the table under "Security Ownership of Management".

    (5) See footnote (5) to the table under "Security Ownership of Management".

    (6) The American Greetings Retirement Profit Sharing and Savings Plan currently holds these shares for the benefit of the Plan participants who have elected to invest in Company Stock. These participants have voting power over the shares allocated to their accounts. The Admin-istrative Committee of the Plan has the power to vote any shares not voted by the participants. The Administrative Committee has dispositive power over plan shares. Plan shares are held in custody by the Plan Trustee, Vanguard Fiduciary Trust Company - Malvern, PA.

                                 PROPOSAL NO. 2
                      APPROVAL OF 1995 DIRECTOR STOCK PLAN

On January 27, 1995, the Executive Committee of the Board of Directors adopted the 1995 Director Stock Plan (hereafter, the "Plan"), subject to shareholder ratification and approval at the next Annual Meeting. The following description of the principal features of the Plan is qualified in its entirety by the complete text of the Plan, which is set forth as an Appendix to this Proxy Statement. Proposal No. 2 seeks the ratification and approval of the Company's shareholders for the adoption of the Plan

GENERALLY.

Only non-employee members of the Company's Board of Directors are eligible to participate in the Plan, which is intended to afford those individuals (hereafter, "Directors") the opportunity to share in the future appreciation in the share value of the Company's stock and to further align their interests with those of the Company's other shareholders. There are currently seven Directors eligible to participate in the Plan, which consists of two parts:
1) stock options, and 2) payment of all or part of Director fees in the form of Company stock in lieu of cash compensation.

OPTION GRANTS.

Under the Plan each Director is granted 6,000 options to purchase the Company's Class A and/or Class B Common Shares ("Options"). The Options become exercisable at the rate of 1,000 Options per year over six years, beginning January 27, 1995, as long as the Director remains a member of the Company's Board of Directors and the Plan remains in effect. A Director has ten years to exercise an Option from the date of the initial grant. The exercise price for each Option is $26.125, which was the closing price for the Company's Class A Common Shares on January 27, 1995, the date of the grants.

STOCK IN LIEU OF DIRECTOR FEES.

Each member of the Company's Board of Directors receives a fee for serving on the Board. (See section captioned "Directors' Compensation" on page 7.) Under the Plan, a Director may elect to receive some or all of this fee in the form of the Company's Class A and/or Class B Common Shares, subject to the restrictions outlined below. For purposes of this payment, the Shares are valued at the closing price of the Company's Class A Common Shares on the last trading day of the prior calendar quarter.

RESTRICTIONS ON ISSUANCE.

The Company's ability to issue Class B Common Shares is restricted by certain provisions of its Articles of Incorporation and Section 1(c) (21) of Schedule D of the by-laws of the National Association of Securities Dealers, Inc.

FEDERAL INCOME TAX CONSEQUENCES.

The grant of an Option under the Plan is not a taxable event to a Director for federal income tax purposes. The exercise of an Option under the Plan generally will result in ordinary taxable income to a Director and a deduction to the Company equal to the excess of the fair market value on the date of exercise over the exercise price at which the Option was originally granted. The receipt of stock in lieu of Director fees by a Director is a taxable event to the Director, resulting in ordinary income to the Director.

                               NEW PLAN BENEFITS1
                            1995 DIRECTOR STOCK PLAN

Name and Position                             Stock Option Awards2
- -----------------                             --------------------
Non-Employee Director Group                   54,000

(Only non-employee members of the Company's Board of Directors are eligible to participate in the Plan.)

- -----------
  1Assuming shareholder approval of Proposal No. 2.

  2Because it cannot currently be determined what portion of Director fees each Director participating in the Plan may elect to receive in the form of Company stock in lieu of cash compensation, only Options issuable under the Plan are listed.

VOTE REQUIRED.

Unless instructed to abstain or to vote against Proposal No. 2, the persons named in the accompanying form of proxy will vote the shares represented by properly executed and delivered proxies in favor of Proposal No. 2. The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting (excluding abstentions) in connection with Proposal No. 2 is required for adoption.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                         FOR THE ADOPTION OF PROPOSAL 2
                         ---

SHAREHOLDER PROPOSALS

   Shareholders may submit proposals on matters appropriate for shareholder action, consistent with regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at next year's Annual Meeting, it must be received by the Secretary of the Company (at One American Road, Cleveland, Ohio 44144) no later than January 13, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

AUDITORS

   The firm of Ernst & Young and its predecessors have been the independent auditors of the Company since its incorporation in 1944. The Company contemplates no change. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they want to do so. They will also be available to respond to appropriate questions.

OTHER BUSINESS

   The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.

                                              By Order of the Board of Directors





                                              JON GROETZINGER, JR.
                                              Secretary





                         PLEASE EXECUTE AND RETURN THE
                        ENCLOSED PROXY PROMPTLY WHETHER
                        OR NOT YOU EXPECT TO ATTEND THE
                        ANNUAL MEETING OF SHAREHOLDERS.

                         AMERICAN GREETINGS CORPORATION
                            1995 DIRECTOR STOCK PLAN

NAME AND GENERAL PURPOSE OF PLAN. The name of the plan is the American Greetings Corporation 1995 Director Stock Plan ("Plan"). The purpose of the Plan is to afford non-employee members of the Board of Directors of American Greetings Corporation (the "Company") the opportunity to share in future appreciation in the share value of the Company's stock, further aligning the interests of these individuals with those of the other shareholders of the Company to maximize return on shareholder investment. The possibility for sharing in Company stock appreciation is designed to attract and retain supe-rior Board members. The Plan consists of two components: (1) stock options, and
(2) payment of some or all of a Director's fees in Company stock, in lieu of cash compensation, at a Director's election.

1. OPTIONS ISSUABLE UNDER PLAN. The total number of underlying shares reserved for issuance in connection with options granted pursuant to the Plan shall not exceed 54,000 Class A Common Shares, par value $1 per share, and 54,000 Class B Common Shares, par value $1 per share, except to the extent of adjustments authorized in paragraph 4 of this Plan. Such Class A Common Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing. Such Class B Common Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing, subject to certain restrictions outlined below. To the extent that a stock option expires or is otherwise terminated, cancelled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option), the shares of stock underlying such stock option shall again be available for issuance in connection with future grants under the Plan.

2. OPTION GRANTS. Each non-employee member of the Board of Directors ("Director") is hereby granted, effective January 27, 1995, options under the Plan ("Options") to buy from the Company 6,000 Class A and/or Class B Common Shares. These Options shall become exercisable at the rate of 1,000 Options per year, as long as such Director remains a member of the Board of Directors and the Plan remains in effect. The first 1,000 options are exercisable as of January 27, 1995, and successive blocks of 1,000 Options are exercisable on subsequent anniversaries of such date.

3. OPTION PRICE. The option price shall be $26.125, which was the price of the Class A Common Shares quoted by the National Association of Securities Dealers at the close of business on January 27, 1995, the date that the Options were granted. The option price shall be payable in whole or in part, in cash, Class A and/or Class B Common Shares of the Company valued at the price for Class A Common Shares at the close of business on the date of exercise, to the extent permitted by all applicable laws and regulations so long as the Executive Committee of the Company's Board of Directors ("Executive Committee") does not determine that the application of any Financial Accounting Standard Board rule affecting the tender of shares would be detrimental to the best interests of the Company.

4. ADJUSTMENTS. The Executive Committee shall provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options as is equitably required to prevent dilution or enlargement of the rights of eligible Directors that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or in the event of any such transaction or event having an effect similar to any of the foregoing.

5. EXERCISE. No Option granted under the Plan shall run for more than ten (10) years from the date granted. No Option shall be transferable by the Director otherwise than by will and the laws of descent and distribution. Directors may exercise their Options upon receipt by the Company of such forms as the Company may require in advance of exercise and the required payment. A stock certificate may be issued as soon as practical after exercise and payment. An Option is exercisable during a Director's lifetime only by the Director, except that in case of incompetence or disability of a Director, an Option may be exercised on behalf of the Director by his or her guardian or legal representative. If, following an Option exercise, the Director sells the shares underlying the Option, the Director will receive the amount by which the sale price exceeds the exercise price for such shares, after deducting applicable taxes and brokerage fees, but not interest that might otherwise be paid on an advance of monies to the Director between the exercise and settlement dates.

6. STOCK OPTION AGREEMENT; CANCELLATION. The granting of Options under the Plan shall be evidenced by a stock option agreement ("Stock Option Agreement"). Such Stock Option Agreement may, with the concurrence of the affected Director, be amended by the Executive Committee, provided the terms of each such amendment are not inconsistent with the Plan. The Executive Committee may, with the concurrence of the affected Director, cancel any Option granted under the Plan. In the event of any such cancellation, the Executive Committee may authorize the granting of new Options under the Plan in such manner, at such price and subject to similar terms and conditions as would have been applicable had the cancelled Options not been granted. The Plan provides for the automatic grant to the Director of additional Options ("Reload Options") upon the exercise of Options through the delivery of any class of Common Shares as set forth in the Stock Option Agreement; provided, however, that the provisions of the Stock Option Agreement relating to Reload Options may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), securities laws and the rules thereunder.

7. STOCK IN LIEU OF DIRECTORS' FEES. The Plan allows each Director, at such Director's election (communicated in writing by the Director to the Company's Secretary prior to the start of each fiscal year), to receive Class A and/or Class B Common Shares of the Company in an amount equal to (and in lieu of) all or part of the fees paid by the Company to such Director as compensation for serving on the Company's Board of Directors. For purposes of the foregoing described calculation, the Company's Shares are valued at the closing price quoted by the National Association of Securities Dealers, Inc. on the last trading day of the calendar quarter prior to payment of such fees. Any fractional shares shall be paid as cash.

8. RESTRICTIONS ON ISSUANCE. The Company's ability to issue Class B Common Shares is restricted by certain provisions of its Articles of Incorporation and
Section 1(c) (21) of Schedule D of the by-laws of the National Association of Securities Dealers, Inc.

9. ADMINISTRATION. This Plan shall be administered by not less than three persons who are disinterested in the Plan, two of which shall initially be members of the Company's Executive Committee ("Administrators"). The Board is authorized to determine who shall be an Administrator, and in the event of an Administrator vacancy, the Board may appoint one or more disinterested persons as alternate Administrators.

10. PLAN AMENDMENT; TERMINATION. This Plan is subject to initial ratification and approval by the Company's shareholders, but may be terminated or amended thereafter from time to time by the Administrators. However, no such amendment by the Administrators shall (a) increase the number of Class A Common Shares or Class B Common Shares that may be issued under this Plan, except adjustments authorized under paragraph 4, (b) change the designation in paragraph 2 of the individuals eligible to receive Options, or (c) cause Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) to cease to be applicable to this Plan without further approval by the shareholders of the Company. In addition, no outstanding Options may be cancelled without the prior consent of the affected Director.

11. GOVERNING RULES. This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Administrators may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.

                              AMERICAN GREETINGS
                         American Greetings Corporation
                               One American Road
                                Cleveland, Ohio
                                     44144





                                 Recycled Paper

                        AMERICAN GREETINGS CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR THE JUNE 23, 1995, ANNUAL MEETING.

  P     CLASS A

  R The undersigned hereby constitutes and appoints Irving I. Stone and Morry Weiss, and each of them, his or her true and lawful agents
  O and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American
  X Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland
  Y time, on Friday, June 23, 1995, and at any adjournments thereof, on all matters coming before said meeting.


        ELECTION OF DIRECTORS, Nominees:                                                (change of address)
                                                                             ___________________________________________
        Scott S. Cowen, Edward Fruchtenbaum, Irving I. Stone and
        Milton A. Wolf, to a three year term expiring on the date of         ___________________________________________
        the 1998 Annual Meeting or until their respective successors
        are duly elected and qualified.                                      ___________________________________________
                                                                             (If you have a written change in the above
                                                                             space, please mark the corresponding box on
                                                                             the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY
BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR
SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                                                ----------------------
                                                                                               |      SEE REVERSE     |
                                                                                               |         SIDE         |
                                                                                                ----------------------



 / X /      PLEASE MARK YOUR                                       SHARES IN YOUR NAME     REINVESTMENT SHARES
            VOTES AS IN THIS
            EXAMPLE.


                     FOR               WITHHELD                                                    FOR       AGAINST     ABSTAIN

1. Election of       / /                 / /                       2. Approval of 1995             / /        / /         / /
   Directors                                                          Director Stock Plan


   For, except vote withheld from the following nominee(s):

   ________________________________________________________



                                                      Change        / /
                                                        of
                                                      Address


                                                      Attend       / /
                                                      Meeting



SIGNATURE(S)___________________________________________________________________________ DATE__________

SIGNATURE(S)___________________________________________________________________________ DATE__________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                        AMERICAN GREETINGS CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR THE JUNE 23, 1995, ANNUAL MEETING.

  P     CLASS B

  R The undersigned hereby constitutes and appoints Irving I. Stone and Morry Weiss, and each of them, his or her true and lawful agents
  O and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American
  X Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland
  Y time, on Friday, June 23, 1995, and at any adjournments thereof, on all matters coming before said meeting.


        ELECTION OF DIRECTORS, Nominees:                                                (change of address)
                                                                             ___________________________________________
        Scott S. Cowen, Edward Fruchtenbaum, Irving I. Stone and
        Milton A. Wolf, to a three year term expiring on the date of         ___________________________________________
        the 1998 Annual Meeting or until their respective successors
        are duly elected and qualified.                                      ___________________________________________
                                                                             (If you have a written change in the above
                                                                             space, please mark the corresponding box on
                                                                             the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY
BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR
SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                                                ----------------------
                                                                                               |      SEE REVERSE     |
                                                                                               |         SIDE         |
                                                                                                ----------------------



 / X /      PLEASE MARK YOUR                                       SHARES IN YOUR NAME     REINVESTMENT SHARES
            VOTES AS IN THIS
            EXAMPLE.


                     FOR               WITHHELD                                                    FOR       AGAINST     ABSTAIN

1. Election of       / /                 / /                       2. Approval of 1995             / /        / /         / /
   Directors                                                          Director Stock Plan


   For, except vote withheld from the following nominee(s):

   ________________________________________________________



                                                      Change        / /
                                                        of
                                                      Address


                                                      Attend       / /
                                                      Meeting



SIGNATURE(S)___________________________________________________________________________ DATE__________

SIGNATURE(S)___________________________________________________________________________ DATE__________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
